SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------


                         March 25, 1998 (March 23, 1998)
               (Date of Report (date of earliest event reported))


                               Cendant Corporation
             (Exact name of Registrant as specified in its charter)


          Delaware                            1-10308                 06-0918165
 (State or other jurisdiction           (Commission File No.)   (I.R.S. Employer
of incorporation or organization)                         Identification Number)

        6 Sylvan Way
    Parsippany, New Jersey                                                 07054
(Address of principal executive office)                               (Zip Code)





                                 (973) 428-9700
              (Registrant's telephone number, including area code)



                                      None
       (Former name, former address and former fiscal year, if applicable)










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Item 5.   Other


Proposed Acquisition of American Bankers. On March 23, 1998, Cendant Corporation (the "Company") announced that it had entered into a definitive agreement to acquire American Bankers Insurance Group Inc. ("American Bankers") for $67 per share in cash and stock, for an aggregate consideration of approximately $3.1 billion. The Company intends to purchase 23.5 million shares of American Bankers at $67 per share through its pending cash tender offer, to be followed by a merger in which the Company will deliver Cendant shares with a value of $67 for each remaining share of American Bankers common stock outstanding. The Company has already received anti-trust clearance to acquire American Bankers. The tender offer is subject to the receipt of tenders representing at least 51 percent of the common shares of American Bankers as well as customary closing conditions, including regulatory approvals. The transaction is expected to be completed in the latter part of the second quarter of 1998.

American Bankers concentrates on marketing affordable, specialty insurance products and services through financial institutions, retailers and other entities offering consumer financing as a regular part of their business.
American Bankers, through its subsidiaries, operates in the United States, Canada, Latin America, the Caribbean and the United Kingdom.

National Parking Corporation Acquisition. On March 23, 1998, the Company announced that it had agreed with the board of directors of U.K.-based National Park Corporation Limited ("NPC") to the terms of a recommended cash offer to acquire the entire issued share capital of NPC for 673 pence per share, a total of approximately (pound)801 million (approximately $1.3 billion). Payment for shares will be made in cash. The Company has received irrevocable undertakings to accept the offer with respect to holdings amounting to approximately 73 percent of NPC's issued share capital and the directors of NPC intend unanimously to recommend that NPC shareholders accept the offer. The offer is subject to customary regulatory approvals and it is anticipated that the transaction will close during the second quarter of 1998. NPC operates in two principal segments: National Car Parks Limited, the largest private (non-municipality owned) car park operator in the U.K. with approximately 500 locations, and Green Flag Group Limited, the largest for-profit roadside assistance organization with more than 3.5 million members in the U.K.

In connection with the foregoing announcements, Moody's Investor Service confirmed its A3 senior unsecured debt rating of the Company and its A2 rating for senior unsecured debt of PHH Corporation, a wholly-owned subsidiary of the Company, and Standard and Poor's placed its A rating of the Company and its A+ long-term corporate credit rating of PHH Corporation on Credit Watch with negative implications.

The information set forth in the press releases attached hereto as Exhibits 99.1 and 99.2 are incorporated herein by reference in their entirety.




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Item 7.   Exhibits

Exhibit
   No.            Description

2.1 Agreement and Plan of Merger, dated March 23, 1998 among the Company, Season acquisition Corp. and American Bankers Insurance Group, Inc. (incorporated by reference to Exhibit C-2 to the Schedule 14D-1 (Amendment 31), dated March 23, 1998, filed by the Company and Season Acquisition Corp.)

99.1 Press Release: Cendant and American Bankers Reach Agreement on $67 Per Share Merger Transaction dated March 23, 1998.

99.2 Press Release: Cendant to Acquire UK-based National Parking Corporation Limited in $1.3 billion Transaction.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                CENDANT CORPORATION



                                                 By:  /s/     Scott E. Forbes
                                                              Scott E. Forbes
                                                 Senior Vice President-Finance
                                                 and Chief Accounting Officer


Date: March 25, 1998

                               CENDANT CORPORATION
                           CURRENT REPORT ON FORM 8-K
                  Report Dated March 25, 1998 (March 23, 1998)


                                  EXHIBIT INDEX


Exhibit No.       Description

2.1 Agreement and Plan of Merger, dated March 23, 1998 among the Company, Season acquisition Corp. and American Bankers Insurance Group, Inc. (incorporated by reference to Exhibit C-2 to the Schedule 14D-1 (Amendment 31), dated March 23, 1998, filed by the Company and Season Acquisition Corp.)

99.1 Press Release: Cendant and American Bankers Reach Agreement on $67 Per Share Merger Transaction dated March 23, 1998.

99.2 Press Release: Cendant to Acquire UK-based National Parking Corporation Limited in $1.3 billion Transaction.